Exhibit 3.12

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA DEC 07 1989 SUE DEL PAPA SECRETARY OF STATE	FILING FEE: $125.00 RECEIPT #C 36901 FILING FEE: $125.00 KK SCHRECK JONES BERNHARD ET AL… 600 EAST CHARLESTON BLVD. LAS VEGAS, NEVADA 89104
/s/ Sue Del Papa
10343-89

ARTICLES OF INCORPORATION

OF
B & B B, INC.

The undersigned, for the purpose of forming a corporation, pursuant to and by virtue of Chapter 78 of the Nevada Revised Statutes, hereby certifies and adopts the following Articles of Incorporation.

ARTICLE I
NAME

The name of the corporation shall be B & B B, INC.

ARTICLE II
PRINCIPAL OFFICE

The location of the principal office of the corporation in the State of Nevada is 600 East Charleston Boulevard, Las Vegas, Clark County, Nevada and the resident agent of the corporation shall be the law firm of Schreck, Jones, Bernhard, Woloson & Godfrey, 600 East Charleston Blvd., Las Vegas, Clark County, Nevada 89104. The corporation may also maintain an office or offices at such other place or places, either within or without the State of Nevada, as may be determined, from time to time, by the Board of Directors.

ARTICLE III
PURPOSES

The purpose for which this corporation is organized is to engage in any business or activity not forbidden by law or these Articles of Incorporation.

ARTICLE IV
CAPITAL STOCK

Section 1.                                            Authorized Shares.  The aggregate number of shares which the corporation shall have authority to issue shall consist of a single class of Twenty-Five Hundred (2500) shares of common stock without par value.

Section 2.                                            Consideration for Shares.  The common stock authorized by Section 1 of this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

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ARTICLE V
DIRECTORS AND OFFICERS

Section 1.                                            Number and Initial Members.  The members of the governing board of the corporation shall be styled directors.  Pursuant to Nevada Revised Statutes § 78.115, the number of directors shall be at least one (1). The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the corporation. The names and post office addresses of the directors constituting the first board of directors, which shall be seven (7) in number, are:

NAME	ADDRESS

James Black	600 E. Charleston Blvd. Las Vegas, NV 89104

Robert R. Black	600 E. Charleston Blvd. Las Vegas, NV 89104

Gary Black	600 E. Charleston Blvd. Las Vegas, NV 89104

Michael Black	600 E. Charleston Blvd. Las Vegas, NV 89104

Randy Miller	600 E. Charleston Blvd. Las Vegas, NV 89104

Richard Gonzales	600 E. Charleston Blvd. Las Vegas, NV 89104

C. Richard Iannone	600 E. Charleston Blvd. Las Vegas, NV 89104

Section 2.                                            Limitation of Personal Liability.  No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for:

(a)                                  Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)                                 The payment of dividends in violation of Nevada Revised Statutes 78.300.

Section 3.                                            Indemnification.  The corporation may provide in its bylaws or by agreement, to the extent permitted by the laws of the State of Nevada, for the indemnification of, and the advancement of expenses for, any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

ARTICLE VI
ASSESSMENT OF STOCK

The capital stock of this corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the corporation and shall not be liable for assessments to restore impairments in the capital of the corporation.

ARTICLE VII
INCORPORATOR

The name and address of the incorporator signing these Articles of Incorporation is as follows:

NAME	ADDRESS
Kenneth A. Woloson, Esq.	600 E. Charleston Blvd. Las Vegas, NV 89104

ARTICLE VIII
TERM

The corporation shall have perpetual existence.

IN WITNESS WHEREOF, I have hereunto executed these Articles of Incorporation this 20th day of November, 1989.

/s/ Kenneth A. Woloson.
Kenneth A. Woloson, Esq.

STATE OF NEVADA COUNTY OF CLARK	}ss.

On this 20th day of November, 1989, personally appeared before me, a notary public, Kenneth A. Woloson, Esq., personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that (s)he executed the instrument.

/s/ Susie A. Medina
Susie A. Medina OFFICIAL SEAL NOTARY PUBLIC-NEVADA CLARK COUNTY My Appointment Expires Apr. 24, 1991	Susie A. Medina

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA OCT 03 1990 SUE DEL PAPA SECRETARY OF STATE	SCHRECK, JONES, BERNHARD, WOLOSON & GODFREY 600 EAST CHARLESTON BLVD. LAS VEGAS, NEVADA 89104
/s/ Sue Del Papa
10343-89

CERTIFICATE

OF

AMENDMENT OF

ARTICLES OF INCORPORATION

OF

B & B B, INC.

THIS IS TO CERTIFY that on the 5th day of February, 1990, pursuant to the Unanimous Written Consent of the Board of Directors of B & B B, INC. (the “Corporation”), a Nevada corporation, the following resolutions were adopted:

RESOLVED, That Article III of the Corporation’s Articles of Incorporation be amended so that it reads in its entirety as follows:

“ARTICLE III
PURPOSES

The purpose for which the Corporation is formed are:

(a)                                  To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America; and

(b)                                 To engage in any other business or activity not forbidden by law or these Articles of Incorporation.”

RESOLVED FURTHER that the Articles of Incorporation of the Corporation be amended by adding Article IX to read as follows:

ARTICLE IX
RESTRICTIONS

(a)                                  The Corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the Regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate such issuance or waive any defect in issuance.

(b)                                 No stock or securities issued by the Corporation and no interest, claim, or charge therein or thereto shall be transferred in any manner whatsoever, except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

(c)                                  If the Commission at any time determines that a holder of stock or other securities of this corporation is unsuitable to hold such securities, then, until such securities are owned by persons found by the Commission to be suitable to own them, (1) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (2) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, and (3) the Corporation shall not pay any remuneration in any form to the holder of the securities.”

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We further hereby certify that subsequent thereto, the written consent of all the stockholders of the Corporation was secured approving the amendment of the Articles of Incorporation as provided in the foregoing resolution.

DATED this 5th day of February, 1990.

/s/ James A. Black
James A. Black, President

ATTEST:

/s/ Robert R. Black
Robert R. Black, Secretary

STATE OF NEVADA	} ss.
COUNTY OF CLARK

On this 5th day of February, 1990, personally appeared before me, a notary public, James A. Black and Robert R. Black, personally known (or proved) to me to be the persons whose names are subscribed to the above instrument who acknowledged that they executed the instrument.

/s/
NOTARY PUBLIC
APPROVED FOR COMPLIANCE WITH NRS CHAPTER 463 ONLY Nevada Gaming Commission		NOTARY PUBLIC-STATE OF NEVADA COUNTY OF CLARK MARNIE SAGE My Appointment Expires Oct. 26, 1991
By:	Marilyn Epling
Dated	9/24/90

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